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                                                                   EXHIBIT 10.29



                                  NONQUALIFIED OPTION AGREEMENT dated as of _______________, between Bayard Drilling Technologies, Inc., a Delaware corporation (the "Company"), and ______________________, a non-employee member of the Board of
                                  Directors of the Company (the "Director").



                 On this date the Company granted to the Director the option hereinafter described pursuant to, and subject to and upon the terms and conditions set forth in, the Bayard Drilling Technologies, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "Plan"), and promptly thereafter notified the Director of the grant of such option.


                 The Company and the Director desire to enter into this Option Agreement pursuant to paragraph 6 of the Plan.

                 NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto hereby agree as follows:


                 1. On this date, the Company irrevocably granted to the Director, as a matter of separate agreement and not in lieu of any compensation for services, the right and option to purchase all or any part of an aggregate of ____ shares of its Common Stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions herein set forth (the "Option").



                 2. The purchase price of the shares of Common Stock subject to the Option shall be $_____ per share.




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                 3.       Subject to the provisions of  paragraphs 5 and 6 of
this Option Agreement and the Plan, the Option shall become exercisable as to the following aggregate number of shares covered by the Option on and after each of the following dates during the terms of the Option:

                 Date                                      Number of Shares
                 ----                                      ----------------





                 The Option shall be exercisable in whole at any time or in part from time to time during the term of the Option as to all or any of the shares then purchasable under the Option. The term of the Option shall be 10 years from the date hereof or such shorter period as is prescribed in paragraphs 5 and 6.

                 Except as provided in paragraphs 5 and 6, the Option shall not be exercisable unless the Director shall, at the time of exercise, be a member of the Board of Directors of the Company. The holder of the Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares are transferred to the holder upon the exercise of the Option.


                 4.       (a)     Except as provided in subparagraph 4(b)
         below, (i) the Option shall not be transferable by the Director otherwise than by will or the laws of descent and distribution and
         (ii) subject to paragraph 6 the Option is exercisable, during the Director's lifetime, only by the Director. The designation of a beneficiary by an option holder shall not constitute a transfer. In the event of any attempted assignment, transfer, pledge, encumbrance or other disposition of the Option contrary to the provisions hereof, or the levy of any attachment or similar process upon the Option, the Option shall be null and void and of no further effect.





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                          (b)      Notwithstanding the general prohibition
         against assignment in paragraph 4(a), a Director shall be permitted to transfer all or any portion of an Option to (i) the Director's spouse, children or grandchildren or (ii) a trust or trusts for the exclusive benefit any such individual, provided that (x) there shall be no consideration for any such transfer and (y) subsequent transfers of any transferred Option shall be prohibited except as provided in paragraph 4(a). Following the transfer of an Option pursuant to this paragraph 4(b), the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, except that the terms "Director" and "holder" shall be deemed to refer to the transferee. The events of termination referred to in paragraphs 5 and 6 shall continue to be applied with respect to the Director, following which events the option shall be exercisable by the transferee only to the extent and for the periods specified herein.

                 5. If the Director's term in office is concluded prior to the complete exercise of the Option, then such Option shall thereafter be exercisable solely to the extent provided herein; provided, however, that (a) no Option may be exercised after the scheduled expiration date of such Option;
(b) if the Director's term in office is concluded by reason of death or Disability (as defined in the Plan) or retirement after age 65, the Option shall remain exercisable for a period of six months following such conclusion (but not later than the scheduled expiration of such Option) and (c) if the Director's term in office is concluded for any other reason, the option shall remain exercisable for a period of three months following such conclusion (but in no event later than the scheduled expiration of such option).

                 If the Company is subject to a Change of Control (as defined in the Plan) all outstanding Options granted hereunder shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby.

                 6. If the Director shall die, be subject to Disability (as defined in the Plan) while a member of the Board of Directors of the Company or retire after attainment of age 65, the Option (unless previously terminated pursuant to paragraph 5) may be exercised in full for the aggregate





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number of shares covered thereby (a) in the case of death, by the legatee or legatees of the Option under the Director's last will, or by the personal representatives or distributees of the Director, at any time within a period of six months after the Director's death, but in no event after the expiration of the Option set forth in paragraph 3 or after the expiration of 10 years from the date hereof and (b) in the case of Disability or retirement after age 65, by the Director or by the personal representatives of the Director if the Director is unable to act for himself, at any time within a period of six months after the Director ceases to be a member of the Board of Directors of the Company, but in no event after the expiration of the Option set forth in paragraph 3 herein.

                 7. If all or any portion of the Option is exercised subsequent to any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization, any distribution to common stockholders, including a rights offering, other than cash dividends, or any like change, the Company shall make such appropriate adjustments in the purchase price paid upon exercise of the Option and the aggregate number and class of shares or other securities or property issuable upon any such exercise as the Company shall, in its sole discretion, determine. In any such event, no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued; further, the minimum number of full shares which may be purchased upon any such exercise shall be the minimum number specified in paragraph 3 adjusted proportionately.


                 8. Payment of the purchase price of the shares of Common Stock subject to the Option may be made in any combination of cash or whole shares of Common Stock already owned by the Director. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its principal office, attention of the Secretary.
Such notice shall (a) state the election to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares and (b) be signed by the person or persons so exercising the Option and, in the event the Option is being exercised pursuant to paragraph 4(b), 5 or 6 by any person or persons other than the Director, accompanied by appropriate proof of





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the right of such person or persons to exercise the Option.  Such notice shall either (i) be accompanied by payment of the full purchase price of such shares, in which event the Company shall issue and deliver a certificate or certificates representing such shares as soon as practicable after the notice is received, or (ii) fix a date (not more than 10 business days from the date of such notice) for the payment of the full purchase price of such shares at the Company's principal office, against delivery of a certificate or certificates representing such shares. Cash payments of such purchase price shall, in either case, be made by cash or check payable to the order of the Company. Common Stock payments (valued at Fair Market Value (as defined in the
Plan) on the date of exercise) shall be made by delivery of stock certificates in negotiable form. All cash and Common Stock payments shall, in either case, be delivered to the Company at its principal office, attention of the Secretary. If certificates representing Common Stock are used to pay all or part of the purchase price of the Option, a replacement certificate shall be delivered by the Company representing the same number of shares so used, and an additional certificate shall be delivered representing the additional shares to which the holder of the Option is entitled as a result of the exercise of the Option. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. All shares issued as provided herein will be fully paid and nonassessable.

                 9. The Company shall at all times during the terms of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all fees and expenses necessarily incurred by the Company in connection with the issuance of shares pursuant hereto and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

                 10. This Option Agreement has been entered into pursuant to paragraph 6 of the Plan.





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                 11.      This Option Agreement has been entered into pursuant
to and shall be governed by the laws of the State of Delaware.

                 12. With respect to persons subject to Section 16 of the Securities Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Act. To the extent any provision of the Plan or action by the Company fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company.

                 IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Director has hereunto set his or her hand and seal, all as of the day and year first have written.

                                   BAYARD DRILLING TECHNOLOGIES, INC.



                                   By:
                                      ------------------------------------------
                                      [Title]



                                      ------------------------------------------
                                      Director




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